UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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NexPoint Real Estate Finance, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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NexPoint Real Estate Finance, Inc.

2515 McKinney Avenue, Suite 1100

Dallas, Texas 75201

SUPPLEMENT TO THE PROXY STATEMENT FOR THE

2021 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 11, 2021

The following supplemental information is being provided to the stockholders of NexPoint Real Estate Finance, Inc. (the “Company”) for the purpose of correcting the description of the effect of abstentions on the proposal to approve the potential issuance of shares of the Company’s common stock to related party affiliates in connection with the redemption of units of limited partnership interests in the Company’s operating partnership (Proposal 2) as described in the Company’s proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 13, 2021 (the “Proxy Statement”). There are no other modifications or supplements to the Proxy Statement.

If you have already voted, you do not need to vote again unless you would like to change or revoke your prior vote on Proposal 2 or any other proposal. If you would like to change or revoke your prior vote on Proposal 2 or any other proposal, please refer to the Proxy Statement for instructions on how to do so.

The New York Stock Exchange (the “NYSE”) requires that Proposal 2 be approved by at least a majority of the votes cast on such proposal. Under applicable NYSE guidance, an abstention will be treated as a vote cast for NYSE purposes. Accordingly, abstentions will have the same effect as a vote “against” Proposal 2.

Accordingly, the following section of the Proxy Statement is amended as follows to reflect that an abstention from Proposal 2 will be counted as a vote cast and will, therefore, have the same effect as a vote against Proposal 2. As described in the Proxy Statement, abstentions will have no effect on the outcome of Proposals 1 or 3.

Page 2 of the Proxy Statement:

The following table sets forth the voting requirements, whether broker discretionary voting is allowed and the treatment of abstentions and broker non-votes for each of the matters to be voted on at the Annual Meeting.

Proposal		Vote Necessary to Approve Proposal	Broker Discretionary Voting Allowed?	Treatment of Abstentions and Broker Non-Votes
No. 1 –	Election of directors	Plurality (that is, the largest number) of all the votes cast	No	Abstentions and broker non-votes are not considered votes cast and will have no effect

No. 2 –	Approval of the Redemption Issuance	Affirmative vote of a majority of the votes cast	No	Abstentions will be considered votes cast and will have the same effect as a vote against the proposal Broker non-votes are not considered votes cast and will have no effect

No. 3 –	Ratification of the appointment of KPMG	Affirmative vote of a majority of the votes cast	Yes	Abstentions are not considered votes cast and will have no effect